Exhibit 99.6

SPIRIT REALTY CAPITAL SPIRIT REALTY CAPITAL, INC. INVESTOR RELATIONS 16767 N. PERIMETER DRIVE, SUITE 210 SCOTTSDALE, AZ 85260 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ElECTRONIC DElIVERY OF FUTURE PROXY MATERIAlS To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIl Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M57934-S02984 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SPIRIT REALTY CAPITAl, INC. The Board of Directors unanimously recommends a vote FOR (i) the proposal to approve the merger and the other transactions contemplated by the merger agreement and (ii) the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger and the other transactions contemplated by the merger agreement. Proposal 1: To approve the merger and the other transactions contemplated by the merger agreement. Proposal 2: To adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger and the other transactions contemplated by the merger agreement. THIS PROXY, WHEN PROPERTY EXECUTED, WIll BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WIll BE VOTED IN ACCORDANcE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, AS INDICATED ABOVE. THE VOTES YOU ARE ENTITlED TO CAST WIll BE CAST IN THE DISCRETION OF THE PROXY HOlDER ON ANY OTHER MATTER THAT MAY PROPERlY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at www.proxyvote.com. M57935-S02984 SPIRIT REALTY CAPITAL, INC. SPECIAL MEETING OF STOCKHOLDERS WEDNESDAY, JUNE 12, 2013 This proxy is solicited on behalf of the Board of Directors of Spirit Realty capital, Inc. for use at the Special Meeting of Stockholders on June 12, 2013. The shares of stock held in your account will be voted as you specify on the reverse side. If this proxy is executed but no choice is specified, the proxy will be voted “FOR” (i) the proposal to approve the merger and the other transactions contemplated by the merger agreement and (ii) the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger and the other transactions contemplated by the merger agreement. By signing the proxy, you acknowledge receipt of the Notice of the Special Meeting of Stockholders and of the accompanying Proxy Statement and any supplements thereto, the terms of each of which are incorporated by reference, and you revoke all prior proxies and appoint Joni G. Barrett as your proxy with full power of substitution in her, to attend the Special Meeting and all adjournments or postponements thereof, to cast on your behalf all votes that you are entitled to cast on the matters shown on the reverse side and any other matters which may properly come before the Special Meeting and all adjournments or postponements thereof and otherwise to represent you at the Special Meeting and all adjournments or postponements thereof with all powers possessed by you if personally present. Address changes/comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) continued and to be signed on reverse side